Exhibit 99.1

Noranda Aluminum Holding Corporation Announces Corporate Restructuring to Reduce Costs, Improve Efficiency and Conserve Liquidity

FRANKLIN, Tenn.--(BUSINESS WIRE)--December 4, 2008--Noranda Aluminum Holding Corporation today announced a company-wide workforce and business process restructuring that will reduce Noranda’s operating costs, conserve liquidity and improve operating efficiencies. This restructuring is expected to generate cash cost savings and operating efficiencies through the work force reduction of approximately $23 million annually.

“Noranda remains committed to its strategy to improve productivity and grow its business to support our customers, communities, suppliers, co-workers and investors,” said Layle K. “Kip” Smith, Chief Executive Officer and President. “Current economic conditions require that we take accelerated actions to reduce our costs, improve our productivity and conserve our liquidity, so that we can continue to build a long-term sustainable company. This restructuring initiative, which is a continuation of our CORE cost savings and productivity program, will position our company better in the short-term and build a strong foundation for our future.”

The work force restructuring plan involves a total staff reduction of approximately 338 employees and contract workers. The reduction in the employee work force includes 228 affected employees in our upstream business. These reductions will occur during the fourth quarter of 2008 and the first quarter of 2009. The reductions at our downstream facilities in Huntingdon, Tenn., Salisbury, N.C., and Newport, Ark. include 96 affected employees. These reductions will be substantially completed during the fourth quarter of 2008.

It is estimated that these actions will result in one-time pre-tax charges to be recorded in the fourth quarter of 2008 of approximately $7 million to $12 million, primarily due to one-time termination benefits. Substantially all of these charges will result in cash expenditures.

Forward-looking Statements

This press release contains “forward-looking statements” which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Noranda's actual results or performance may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment and fluctuating commodity prices. For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see "Cautionary Statement Concerning Forward-Looking Statements," "Rick Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Noranda’s Registration Statement on Form S-1, as amended, filed on July 17, 2008, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Noranda's Quarterly Reports on Form 10-Q and other items throughout the Forms 10-Q and Noranda's 2008 Current Reports on Form 8-K.

About the Company

Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. The company has two businesses. The primary metals business, or upstream, produces approximately 259,000 metric tons of primary aluminum annually. The Rolled Products facilities, or downstream business, represent one of the largest foil producers in North America and a major producer of light gauge sheet products. Noranda Aluminum Holding Corporation is a private company owned by affiliates of Apollo Management, L.P.

CONTACT:
Noranda Aluminum Holding Corporation
Kyle Lorentzen, 615-771-5748
Chief Financial Officer
Kyle.Lorentzen@noralinc.com